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                                                                      EX-99.23.l

                 [Gateway Investment Advisers, L.P. Letterhead]







                                                    October 26, 2001



Gateway Variable Insurance Trust
Rookwood Tower
3805 Edwards Road
Suite 600
Cincinnati, Ohio  45209

Gentlemen:

         The undersigned hereby purchases 100 shares of the Gateway VIT Fund series of the Gateway Variable Insurance Trust at $10 per share, representing a total investment of $1,000 in the shares of the series of the Gateway Variable Insurance Trust. The undersigned hereby represents that (i) such purchase is for investment purposes, (ii) the undersigned has no present intention of redeeming or selling said shares, and (iii) the undersigned will not sell or dispose of any of said shares, other than by redemption.



                                         Gateway Investment Advisers, L.P.
                                         By Gateway Investment Advisers, Inc.


                                         By:  /s/
                                            -----------------------------------
                                         J. Patrick Rogers, President









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                [Transamerica Life Insurance Company Letterhead]







                                               October 26, 2001



Gateway Variable Insurance Trust
Rookwood Tower
3805 Edwards Road
Suite 600
Cincinnati, Ohio  45209

Gentlemen:

         The undersigned hereby purchases 10,000 shares of the Gateway VIT Fund series of the Gateway Variable Insurance Trust at $10 per share, representing a total investment of $100,000 in the shares of the series of the Gateway Variable Insurance Trust. The undersigned hereby represents that (i) such purchase is for investment purposes, (ii) the undersigned has no present intention of redeeming or selling said shares, and (iii) the undersigned will not sell or dispose of any of said shares, other than by redemption.



                                      By:  /s/
                                         ---------------------------------
                                      Name: Peter H. Gilman
                                      Title: Vice President